EXHIBIT 1(c)


                         NEUBERGER & BERMAN EQUITY TRUST
                                TRUST INSTRUMENT

                                   SCHEDULE A




SERIES                                                          DATE ADDED
------                                                          ----------

Neuberger & Berman Focus Trust                                  May 6, 1993

Neuberger & Berman Genesis Trust                                May 6, 1993

Neuberger & Berman Guardian Trust                               May 6, 1993

Neuberger & Berman Manhattan Trust                              May 6, 1993

Neuberger & Berman Partners Trust                               May 6, 1993

Neuberger & Berman NYCDC Socially Responsive Trust              March 14, 1994

Neuberger & Berman International Trust                          August 30, 1997